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Exhibit 10

Execution Version

AMENDED AND RESTATED ROLLOVER AND SUPPORT AGREEMENT

        This AMENDED AND RESTATED ROLLOVER AND SUPPORT AGREEMENT (this "Agreement") is entered into as of December 31, 2015 by and among Orient TM Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), and certain shareholders of Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company"), listed on Schedule A hereto (each, a "Shareholder" and collectively, the "Shareholders"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, Parent, Orient TM Merger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, Parent and the Shareholders are parties to the Rollover and Support Agreement dated as of December 11, 2015 (the "Prior Agreement") and desire to amend and restate the Prior Agreement by entering into this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the Prior Agreement;

        WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of certain ordinary shares, par value US$0.00002 per share, of the Company (the "Shares") (including Shares represented by American depositary shares of the Company, each representing 20 Shares) as set forth in the column titled "Owned Shares" opposite such Shareholder's name on Schedule A hereto (such Shares, together with any other Shares acquired (whether beneficially or of record) by such Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of such Shareholder's obligations under this Agreement, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Securities");

        WHEREAS, in connection with the consummation of the Merger, each Shareholder agrees to (a) the cancellation of a certain number of Shares as set forth in the column titled "Rollover Shares" opposite such Shareholder's name on Schedule A hereto (the "Rollover Shares") for no consideration in the Merger, (b) subscribe for newly issued shares of Parent (the "Parent Shares") immediately prior to the Closing, and (c) vote the Securities at the Company Shareholders' Meeting in favor of the Merger, in each case, upon the terms and conditions set forth herein;

        WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Shareholders are entering into this Agreement; and

        WHEREAS, the Shareholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
VOTING; GRANT AND APPOINTMENT OF PROXY

        Section 1.01.    Voting.    From and after the date hereof until the earlier of the Closing and the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier time, the "Expiration Time"), each Shareholder irrevocably and unconditionally hereby agrees that at the Shareholders' Meeting or any other annual or special meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) — (f) hereof is to be considered (and any adjournment or postponement thereof), or in connection with any written resolution of the Company's shareholders, such Shareholder shall (i) cause its representative(s) to appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy or written resolution, if applicable) all of such Shareholder's Securities:

        (a)   for the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions,

        (b)   against any Competing Transaction or any other transaction, proposal, agreement or action made in opposition to the authorization or the approval of the Merger Agreement or the Plan of Merger or in competition or inconsistent with the Merger and the other Transactions,

        (c)   against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions, the Merger Agreement, the Plan of Merger or this Agreement or the performance by such Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiary or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiary; (iii) an election of new members to the board of directors of the Company, other than nominees of the Shareholders and nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's memorandum or articles of association, except if approved in writing by Parent; or (v) any other action that would require the consent of Parent pursuant to the Merger Agreement, except if approved in writing by Parent,

        (d)   against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement or otherwise reasonably requested by Parent in order to consummate the Merger and the other Transactions,

        (e)   in favor of any other matter necessary to effect the Merger and the other Transactions, and

        (f)    in favor of any adjournment or postponement of the Company Shareholders Meeting or any other annual or special meetings of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) - (f) hereof is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent.

        Section 1.02.    Grant of Irrevocable Proxy; Appointment of Proxy.

        (a)   Each Shareholder hereby irrevocably appoints Parent and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) such Shareholder's Securities in accordance with Section 1.01 hereof at the Shareholders' Meeting or other annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.01 hereof above is to be considered, in each case prior to the Expiration Time. Each Shareholder represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder's Securities, if any, are not irrevocable and each Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder's Securities. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

        (b)   Each Shareholder affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.02, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder's Securities in accordance with Section 1.01 hereof prior to the Expiration Time. The parties hereto agree that the foregoing is a voting agreement.

        Section 1.03.    Restrictions on Transfers.    Except as provided for in Article 3 below or pursuant to the Merger Agreement, each Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Shareholder shall not, without the prior written consent of Parent, directly or indirectly, (a) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, "Transfer"), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and (i) has, or would reasonably be expected to have, the effect of reducing or limiting such Shareholder's economic interest in such Securities and/or (ii) grants a third party the right to vote or direct the voting of such Securities (any such transaction, a "Derivative Transaction"), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Shareholder from performing any of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d).

ARTICLE 2
NO SOLICITATION

        Section 2.01.    Restricted Activities.    Prior to the Expiration Time, each Shareholder, solely in its capacity as a shareholder of the Company, shall not, and shall cause its Representatives not to, without the prior written consent of Parent, directly or indirectly: (a) solicit, initiate or encourage (including by way of furnishing nonpublic information concerning any Group Company), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or that in the Company's good faith judgment could reasonably be expected to lead to, any Competing Transaction, (b) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning any Group Company to, any person in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (c) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction, (d) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party, or (e) authorize or permit any Representative to do any of the foregoing.

        Section 2.02.    Notification.    Each Shareholder, solely in its capacity as a shareholder of the Company, shall and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any Competing Transactions. From and after the date hereof until the Expiration Time, each Shareholder shall promptly advise Parent in writing of (a) any Competing Transaction it receives in its capacity as a shareholder of the Company, (b) any request it receives in its capacity as a shareholder of the Company for non-public information relating to the Company or any of its Subsidiary, and (c) any inquiry or request for discussion or negotiation it receives in its capacity as a shareholder of the Company regarding a Competing Transaction, including in each case the identity of the Person or group of Persons making any such offer or proposal and the terms and conditions of any such Competing Transaction (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Each Shareholder, in its capacity as a shareholder of the Company, shall keep Parent fully informed, on a reasonably current basis, of the status and terms of any such Competing Transaction (including any amendments thereto) (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations to the extent known by such Shareholder. This Section 2.02 shall not apply to any Competing Transaction that is received only by the Company. Each Shareholder's receipt, in its capacity as a shareholder of the Company, of any Competing Transaction shall not relieve such Shareholder from any of its obligations hereunder.

        Section 2.03.    Capacity.    Notwithstanding anything to the contrary in this Agreement, (i) each Shareholder is entering into this Agreement, and agreeing to become bound hereby, solely in its capacity as a beneficial owner of the Securities owned by it and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Agreement shall obligate such Shareholder or its Shareholder's Representatives to take, or forbear from taking, as a director or officer of the Company, any action which is inconsistent with its fiduciary duties under the applicable Laws.

ARTICLE 3
ROLLOVER SHARES

        Section 3.01.    Cancellation of Rollover Shares.    Subject to the terms and conditions set forth herein, (a) each Shareholder agrees that its Rollover Shares shall be cancelled at the Closing for no consideration, and (b) other than its Rollover Shares, all equity securities of the Company held by such Shareholder, if any, shall be treated as set forth in the Merger Agreement and not be affected by the provisions of this Agreement. Each Shareholder will take all actions necessary or appropriate to cause the number of Rollover Shares opposite such Shareholder's name on Schedule A hereto to be treated as set forth herein.

        Section 3.02.    Subscription of Parent Shares.    Immediately prior to the Closing, in consideration for the cancellation of the Rollover Shares held by each Shareholder in accordance with Section 3.01 hereof, Parent shall issue to such Shareholder (or, if designated by such Shareholder in writing, an Affiliate of such Shareholder), and such Shareholder or its Affiliate (as applicable) shall subscribe for, the number of Parent Shares, at par value per share, equal to the number of Rollover Shares held by such Shareholder and cancelled pursuant to Section 3.01 hereof. Each Shareholder hereby acknowledges and agrees that (a) delivery of such Parent Shares shall constitute complete satisfaction of all obligations towards or sums due such Shareholder by Parent and Merger Sub in respect of the Rollover Shares held by such Shareholder and cancelled pursuant to Section 3.01 hereof, and (b) such Shareholder shall have no right to any Merger Consideration in respect of the Rollover Shares held by such Shareholder.

        Section 3.03.    Rollover Closing.    Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Section 7.01 and Section 7.02 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Shares contemplated hereby shall take place immediately prior to the Closing.

        Section 3.04.    Deposit of Rollover Shares.    No later than five (5) Business Days prior to the Closing, each Shareholder and any agent of such Shareholder holding certificates evidencing any of the Rollover Shares shall deliver or cause to be delivered to Parent all certificates representing the Rollover Shares in such Person's possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Parent or any agent authorized by Parent until the Closing.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS

        Section 4.01.    Representations and Warranties.    Each Shareholder, severally and not jointly, represents and warrants to Parent as of the date hereof and as of the Closing:

        (a)   such Shareholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby;

        (b)   this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

        (c)   assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

        (d)   (i) such Shareholder (A) is and, immediately prior to the Closing, will be the beneficial owner of, and has and will have good and valid title to, the Securities, free and clear of Encumbrances other than as created by this Agreement, and (B) has and will have sole or shared (together with Affiliates controlled by such Shareholder) voting power, power of disposition, and power to demand dissenter's rights, in each case with respect to all of the Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the Cayman Islands, Laws of the People's Republic of China and the terms of this Agreement; (ii) its

Securities are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer of the Securities other than this Agreement; (iii) such Shareholder has not Transferred any interest in any of its Securities pursuant to any Derivative Transaction; (iv) as of the date hereof, other than its Owned Shares, such Shareholder does not own, beneficially or of record, any Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its Owned Shares, except as contemplated by this Agreement.

        (e)   except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Shareholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on property or assets of such Shareholder pursuant to any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets;

        (f)    there is no Action pending against such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against any such Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Shareholder of its obligations under this Agreement;

        (g)   such Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares and such Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Shareholder's representations and warranties in this Agreement and the transactions contemplated hereby; and

        (h)   each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder's execution, delivery and performance of this Agreement.

        Section 4.02.    Covenants.    Each Shareholder hereby:

        (a)   agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

        (b)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to such Shareholder's Securities (including without limitation any rights under Section 238 of the Companies Law) prior to the Expiration Time;

        (c)   agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), such Shareholder's identity and beneficial ownership of Shares or other equity securities of the Company and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement;

        (d)   agrees and covenants, severally and not jointly, that such Shareholder shall promptly (and in any event within twenty-four (24) hours) notify Parent of any new Shares with respect to which beneficial ownership is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof;

        (e)   agrees and covenants that it shall (i) pay any Taxes arising from or attributable to the receipt of (A) Merger Consideration by such Shareholder or its Affiliates pursuant to the Merger Agreement and/or (B) Parent Shares by such Shareholder or its Affiliates pursuant to this Agreement (collectively, the "Tax Liabilities") upon the earlier of the due date for such Taxes or thirty (30) days after receiving notice of such Taxes, and (ii) severally and not jointly, bear and pay, reimburse, indemnify and hold harmless Parent, Merger Sub, the Company and any Affiliate thereof (collectively, the "Indemnified Parties") for, from and against (A) any and all liabilities for Taxes imposed upon, incurred by or asserted against any of the Indemnified Parties, arising from or attributable to the Tax Liabilities (for the avoidance of doubt, the term "Tax Liabilities" shall include, without limitation, any and all liability for Taxes arising from or attributable to the receipt of Merger Consideration and/or Parent Shares as described in Section 4.02(e)(i) above, any liability for withholding Taxes); (B) any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, interests, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the Tax Liabilities; and (C) all losses, liabilities, damages, penalties, fines, awards, settlements, costs and expenses, actions, proceedings, claims and demands, including but not limited to any Parent Termination Fee paid by Parent, sustained by Parent or any Affiliate of Parent if the Closing fails to occur pursuant to the Merger Agreement as a result of its breach of this Agreement, and (iii) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the Shareholder has adequate capital resources available to satisfy its indemnification obligations in accordance with this Section 4.02(e);

        (f)    agrees and covenants that, if it or its ultimate shareholder is or is deemed to be a resident of the PRC under the Laws of the PRC, it shall, as soon as practicable after the date hereof, use its reasonable best efforts to (i) submit an application to the State Administration of Foreign Exchange ("SAFE") for the registration of its holding of Shares (whether directly or indirectly) in the Company in accordance with the requirements of the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles promulgated on July 4, 2014 by SAFE (or any successor Law, rule or regulation), and (ii) complete such registration prior to the Closing; and

        (g)   agrees further that, upon request of Parent, such Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to each Shareholder that as of the date hereof and as of the Closing:

        (a)   Parent is duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Shareholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

        (b)   Except for the applicable requirements described in Section 4.05(b) of the Merger Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any of its property or asset is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets; and

        (c)   At Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances, other than restrictions arising under applicable securities Laws.

ARTICLE 6
TERMINATION

        This Agreement, and the obligations of the Shareholders hereunder (including, without limitation, Section 1.02 hereof), shall terminate and be of no further force or effect immediately upon the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, Section 4.2(e), this Article 6 and Article 7 hereof shall survive any termination of this Agreement. Nothing in this Article 6 shall relieve or otherwise limit any party's liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the subscription of Parent Shares contemplated by Section 3.03 hereof has already taken place, then Parent shall promptly take all such actions as are necessary to restore each such Shareholder to the position it was in with respect to ownership of the Rollover Shares prior to such subscription.

ARTICLE 7
MISCELLANEOUS

        Section 7.01.    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested). All notices, requests, claims, demands and other communications hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.01):

        (a)   If to a Shareholder, to the address set forth next to such Shareholder's name on Schedule A hereto.

        (b)   If to Parent:

    36/F, Building No. 2, Orient International Financial Plaza
    318 South Zhongshan Road
    Shanghai 200010
    People's Republic of China
    Attention: Li Zhao
    Facsimile: +86 21 6332 6705

    with a copy to:

    Shearman & Sterling
    12th Floor, Gloucester Tower
    The Landmark, 15 Queen's Road Central
    Hong Kong
    Attention: Stephanie Tang
    Facsimile: +852 2140 0328

        Section 7.02.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 7.03.    Entire Agreement.    This Agreement, together with the Merger Agreement and the Consortium Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements (including the Prior Agreement) and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 7.04.    Specific Performance.    Each Shareholder acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement of such Shareholder in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to Parent, Parent will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Shareholder agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any such right, power or remedy by Parent or Merger Sub shall not preclude the simultaneous or later exercise of any other such right, power or remedy by Parent or Merger Sub.

        Section 7.05.    Amendment; Waiver.    At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholders and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 7.06.    Governing Law; Dispute Resolution.    This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner set forth in Section 7.01 or any other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 7.06, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 7.07.    Waiver of Jury Trial.    Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.

        Section 7.08.    No Third Party Beneficiaries.    There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement.

        Section 7.09.    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Shareholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

        Section 7.10.    No Presumption Against Drafting Party.    Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

        Section 7.11.    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement; provided, however, that if any of the Shareholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

ORIENT TM PARENT LIMITED
By:	/s/ HAI FENG
	Name:	Hai Feng
	Title:	Director

Signature Page to Rollover and Support Agreement

Benson Haibing Wang
By:	/s/ BENSON HAIBING WANG
Joy Union Holdings Limited
By:	/s/ BENSON HAIBING WANG
	Name:	Benson Haibing Wang
	Title:	Director
Roc Yunpeng Cheng
By:	/s/ ROC YUNPENG CHENG
Charming China Limited
By:	/s/ ROC YUNPENG CHENG
	Name:	Roc Yunpeng Cheng
	Title:	Director
Liqing Zeng
By:	/s/ LIQING ZENG
Frontier Technology Holdings Limited
By:	/s/ LIQING ZENG
	Name:	Liqing Zeng
	Title:	Director

Signature Page to Rollover and Support Agreement

 Schedule A

Rollover Shares

Shareholder	Address	Owned Shares		Rollover Shares
Benson Haibing Wang	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	86,706,592	*	86,392,592
Joy Union Holdings Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	86,392,592		86,392,592
Roc Yunpeng Cheng	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	71,706,593	**	71,392,593
Charming China Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	71,392,593		71,392,593
Liqing Zeng	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	167,568,540	***	35,576,008	****
Frontier Technology Holdings Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	135,000,000		35,576,008

*
Includes (i) 314,000 Ordinary Shares directly held by Benson Haibing Wang upon exercise of applicable vested Company Restricted Shares, which shall be treated in accordance with Section 2.02(b)(ii) of the Merger Agreement, and (ii) 86,392,592 Ordinary Shares directly held by Joy Union Holdings limited. Excludes (i) 1,000,000 Shares issuable upon exercise of options held by Benson Haibing Wang, and (ii) 750,000 Company Restricted Shares held by Benson Haibing Wang to be vested on January 21, 2016.

**
Includes (i) 314,000 Ordinary Shares directly held by Roc Yunpeng Cheng upon exercise of applicable vested Company Restricted Shares, which shall be treated in accordance with Section 2.02(b)(ii) of the Merger Agreement, and (ii) 71,392,593 Ordinary Shares held by Charming China Limited. Excludes (i) 2,930,600 Shares issuable upon exercise of options held by Roc Yunpeng Cheng, and (ii) 500,000 Company Restricted Shares held by Roc Yunpeng Cheng to be vested on January 21, 2016.

***
Includes (i) 135,000,000 Ordinary Shares held by Frontier Technology Holdings Limited, and (ii) 32,568,540 Ordinary Shares held by Speednext Industrial Limited.

****
Includes 35,576,008 Ordinary Shares held by Frontier Technology Holdings Limited.

QuickLinks

  Exhibit 10
  Execution Version
AMENDED AND RESTATED ROLLOVER AND SUPPORT AGREEMENT
ARTICLE 1 VOTING; GRANT AND APPOINTMENT OF PROXY
ARTICLE 2 NO SOLICITATION
ARTICLE 3 ROLLOVER SHARES
ARTICLE 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT
ARTICLE 6 TERMINATION
ARTICLE 7 MISCELLANEOUS
Schedule A Rollover Shares